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                                                                     EXHIBIT 5.1

Patrick S. Bryant
  (704) 377-8366
Fax (704) 373-3966
Internet PBryant@RBH.COM



                                 April 17, 1998


Personnel Group of America, Inc.
6302 Fairview Road, Suite 201
Charlotte, North Carolina 28210

         RE: REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-49815)

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3, as amended (the "Registration Statement") of Personnel Group of America, Inc., a Delaware corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), up to 8,050,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares") for offer and sale by the Company. We have examined drafts of the underwriting agreement in the form attached as Exhibit 1.0 to the Registration Statement, the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, minutes of applicable corporate proceedings and other Company records, together with such other documents and records as we have deemed relevant.

         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

         The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Act.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to being named therein and in the prospectus that constitutes a part thereof as attorneys who will pass upon certain legal matters in connection with the validity of the Shares.


                                            Very truly yours,


                                            ROBINSON, BRADSHAW & HINSON, P.A.

                                            /s/ Patrick S. Bryant

                                            Patrick S. Bryant


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